UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2026

EQT CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive
Canonsburg, Pennsylvania 15317
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (412) 553-5700

(Former name or former address, if changed since last report): 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02.          Results of Operations and Financial Condition.
EQT Corporation (“EQT”) expects to report a total gain on derivatives of $45 million for the three months ended June 30, 2026.
In addition, for the three months ended June 30, 2026, EQT expects to report net cash settlements received on derivatives as shown below.

Three Months Ended
June 30, 2026

(Millions)
Net cash settlements received on NYMEX natural gas hedge positions	$76
Net cash settlements paid on basis and liquids hedge positions	(3)
Net cash settlements received on derivatives	$73
For the three months ended June 30, 2026, EQT expects to report that there were no premiums paid or received for derivatives that settled during the period.
The dollar amounts included in this Current Report on Form 8-K are preliminary and subject to change. Final dollar amounts for the three months ended June 30, 2026 will be reported in EQT’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 or in the corresponding earnings release.
The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION
(Registrant)

By:	/s/ Jeremy T. Knop
Jeremy T. Knop
Chief Financial Officer
 Date:  July 14, 2026